Exhibit 11

                      W.W. Grainger, Inc. and Subsidiaries
         COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE

                                                          Nine Months Ended
                                                             September 30,
                                                      --------------------------
                                                        1997           1996
                                                      ------------  ------------

Average number of shares outstanding during
  the period ......................................     50,954,485    50,980,853
Common equivalent shares:
  Shares issuable under outstanding options
    which are dilutive ............................      1,617,433     1,533,317
  Shares which could have been purchased based
    upon the average market value for the period ..      1,110,695     1,112,806
                                                      ------------  ------------

                                                           506,738       420,511

Dilutive effect of exercised options prior to being
  exercised .......................................         10,999        16,462
                                                      ------------  ------------

                                                           517,737       436,973
                                                      ------------  ------------

Weighted average number of common and
  common equivalent shares outstanding ............     51,472,222    51,417,826
                                                      ============  ============

Net earnings ......................................   $168,648,000  $151,943,000
                                                      ============  ============

Net earnings per common and common
  equivalent share ................................   $       3.28  $       2.96
                                                      ============  ============

Three months ended September 30:

Nine months ended September 30, from above ........   $       3.28  $       2.96

Six months ended June 30, as previously
reported ..........................................           2.16          1.94
                                                      ------------  ------------

Net earnings per common and common equivalent
share for the three months ended September 30 .....   $       1.12  $       1.02
                                                      ============  ============



Note: The computation of earnings per share assuming full dilution is the same as set forth above.


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